FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported)  May 25, 2000.


                             HIGH PLAINS CORPORATION

              (Exact name of registrant as specified in its charter)


Kansas                                                              #1-8680
(State or other jurisdiction of                            (Commission File
incorporation)                                                      Number)



200 W. Douglas                                                  #48-0901658
Suite #820                                                    (IRS Employer
Wichita, Kansas  67202                                  Identification No.)
(Address of principal
executive offices)


                                 (316) 269-4310
                        (Registrant's telephone number)

Item 5  Other Information

Wichita, Kansas, May 25, 2000 - High Plains Corporation (Nasdaq:HIPC) today announced that it has agreed to sell its ethanol production facility located in Portales, New Mexico to Natural Chem Industries, LLC, a New Mexico Limited Liability Company.

Terms of the sale were not disclosed at this time.

High Plains' President and CEO, Gary R. Smith, stated that, "ownership of the Portales plant did not fit with our long-term vision for the Company. Internal strategic planning efforts have led us to focus on diversifying and improving our Colwich, Kansas and York, Nebraska facilities, where we have ongoing projects in areas other than just fuel grade ethanol. While fuel ethanol is still a core business for us, the feedstock and expansion opportunities in Portales were more limited. The industrial grade ethanol production at York and the anticipated glycerol project being considered for Colwich provide potentially higher returns for investors, and demand more of our attention."

Smith also pointed out that the Portales facility, which was acquired in December of 1997, is the smallest of High Plains' three production facilities, producing fuel ethanol at a rate of approximately 14 million gallons per year. The Colwich and York plants have annual production of 18 and 37 million gallons, respectively.

"The Portales plant is currently operating profitably, but the unusually low ethanol prices experienced after its acquisition caused it to contribute significant losses to our operations in previous quarters," Smith said. "While the sale of the plant will have a negative impact on our fiscal fourth quarter financial results, this will be a one-time, non-cash item, and our operating margins still look strong for the quarter.

"Our New Mexico employees have worked hard to turn the plant into a reliable, efficient operation," Smith noted, "and we are pleased to announce that Natural Chem intends to continue to operate the plant in its current location. This should allow them to retain the valued employees and customer base cultivated through our efforts."

As part of the sale agreement, High Plains will market the ethanol from Portales for a period of three years. Smith further stated, "This marketing agreement will allow High Plains to maintain currently sales volume while allowing Natural Chem to focus on process improvement projects."

Based in Wichita, Kansas, High Plains Corporation is among the nation's largest producers of ethanol. The Company operates production facilities in Colwich, Kansas; York, Nebraska and Portales, New Mexico.


This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including without limitation risks of fluctuations in feedstock commodity prices, changes in the market prices or demand for motor fuels and Ethanol, legislative changes regarding air quality, fuel specifications or incentive programs, as well as general market conditions, competition and pricing. The Company believes that forward-looking statements made by it are based upon reasonable expectations. However, no assurances can be given that actual results will not differ materially from those contained in such forward-looking statements. Additional information concerning these and other factors is contained in the Company's Securities and Exchange Commission filings, including its annual 10-K, Proxy Statement and quarterly 10-Q filings, copies of which are available from the Company without charge.

                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant had duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



Date:       May 25, 2000                            HIGH PLAINS CORPORATION

                                                    /s/Gary R. Smith
                                                    President & CEO